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[LETTERHEAD OF DELOITTE & TOUCHE LLP APPEARS HERE]


September 4, 1996



Securities and Exchange Commission
Mail Stop 9-5
450 * 5th Street, N.W.
Washington, D.C. 20549



Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K, of First Savings Bancorp, Inc. dated August 29, 1996.

Yours truly,



/s/ Deloitte & Touche LLP
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